TIG HOLDINGS, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)


                                                                   Exhibit 11


                                                         Three Months                        Nine Months
                                                      Ended September 30,                Ended September 30,
(In millions, except per share data)                   1997        1996                   1997         1996
--------------------------------------------------- ----------- ------------           ------------ -----------
Primary:
Weighted average shares outstanding                    51.2         55.3                   52.2        57.1
Net effect of dilutive stock options - based on
     the treasury stock method using
     average market price                               2.6          2.5                    2.6         2.8
--------------------------------------------------- ----------- ------------           ------------ -----------
Total primary common shares                            53.8         57.8                   54.8        59.9
--------------------------------------------------- ----------- ------------           ------------ -----------
Net income                                            $39.8        $37.3                 $115.0       $40.0
Less preferred stock dividend requirements             (0.5)        (0.5)                  (1.5)       (1.5)
--------------------------------------------------- ----------- ------------           ------------ -----------
Net income available to common stock                  $39.3        $36.8                 $113.5       $38.5
--------------------------------------------------- ----------- ------------           ------------ -----------
Net income per common share                           $0.73        $0.64                  $2.07       $0.65
--------------------------------------------------- ----------- ------------           ------------ -----------

Fully Diluted:
Weighted average shares outstanding                    51.2         55.3                   52.2        57.1
Net effect of dilutive stock options - based on
    the treasury stock method using higher of
    average or end of period market price               3.2          2.9                    3.1         2.9
--------------------------------------------------- ----------- ------------           ------------ -----------
Total fully diluted common shares                      54.4         58.2                   55.3        60.0
--------------------------------------------------- ----------- ------------           ------------ -----------
Net income                                            $39.8        $37.3                 $115.0       $40.0
Less preferred stock dividend requirements             (0.5)        (0.5)                  (1.5)       (1.5)
--------------------------------------------------- ----------- ------------           ------------ -----------
Net income available to common stock                  $39.3        $36.8                 $113.5       $38.5
--------------------------------------------------- ----------- ------------           ------------ -----------
Net income per common share                           $0.72        $0.63                  $2.05       $0.64
--------------------------------------------------- ----------- ------------           ------------ -----------


                               TIG HOLDINGS, INC.
                                   SIGNATURES

--------------------------------------------------------------------------------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  November 14, 1997                   TIG HOLDINGS, INC.


                                     By:    /s/CYNTHIA B. KOENIG
                                     Name:  Cynthia B. Koenig
                                     Title: Controller of TIG Insurance Company
                                            (Chief Accounting Officer)


                                     By:      /s/EDWIN G. PICKETT
                                     Name:    Edwin G. Pickett
                                     Title:   Executive Vice President
                                              (Chief Financial Officer)